Exhibit 10.3

SECOND AMENDMENT
TO THE ALLIANT ENERGY RABBI TRUST AGREEMENT OF
ALLIANT ENERGY CORPORATION

This Amendment (this “Amendment”) to the Alliant Energy Rabbi Trust Agreement dated as of December 29, 2005 (as amended, amended and restated or otherwise modified from time to time, the “Trust Agreement”) is made by and between Alliant Energy Corporate Services, Inc., an Iowa corporation (the “Sponsor”) and Wells Fargo Bank, N.A., a national banking association, as trustee (the “Trustee”), effective as of the execution date appearing below. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement.
WHEREAS, the Sponsor and the Trustee entered into the Trust Agreement establishing a trust effective January 1, 2006 (the “Trust”) relating to the payment of deferred compensation under the terms of the various nonqualified plans (each referred to herein as a “Plan”) listed in Appendix A to the Trust Agreement; and
WHEREAS, the Sponsor desires to amend the Trust Agreement as provided below; and
WHEREAS, in accordance with Section 12.1 of the Trust Agreement, the Trust Agreement may be amended by the Sponsor and the Trustee; and
WHEREAS, in accordance with Section 12.3 of the Trust Agreement, the Sponsor has determined that this Amendment will not reduce, impair, or otherwise adversely affect the rights or protections of any participant of any Plan.
NOW THEREFORE, the Sponsor and the Trustee, pursuant to Section 12.1 of the Trust Agreement, hereby agree to amend the Trust Agreement as follows:
Section 1. Amendment: Section 1 of the Trust Agreement shall be amended by adding the following new Section 1.10 thereto:
1.10. Notwithstanding anything herein to the contrary, no Company as defined in the Trust Agreement shall make or cause to be made any contribution to or payment from any Plan Account with respect to any Plan participant (or such Plan participant’s beneficiary) in the event that such contribution or payment would result in a property transfer and income inclusion for such Plan participant under the operation of Section 409A(b)(3) of the Code.
Section 2. Effect of Amendment: On and after the effectiveness of this Amendment, each reference in the Trust Agreement to “this Agreement”, the “Trust Agreement”, “hereunder”, “hereof” or words of like import referring to the Trust Agreement, shall mean and be a reference to the Trust Agreement, as amended by this Amendment. Except as amended hereby, the Trust Agreement continues and shall remain in full force and effect in all respects.
IN WITNESS WHEREOF, this instrument is executed as of the 5th day of August, 2015.
ALLIANT ENERGY CORPORATE SERVICES, INC.

/s/ Wayne A. Reschke
By: Wayne A. Reschke
Title: Vice President, Human Resources

WELLS FARGO BANK, N.A.

/s/ Andrew J. Franck
By: Andrew J. Franck
Title: Vice President